UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 5, 2013

Capital Senior Living Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway Suite 300 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

(972) 770-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 5, 2013, Capital Senior Living Corporation (the “Company”) entered into an amendment (the “Rights Plan Amendment”) with Computershare Shareowner Services LLC, formerly known as Mellon Investor Services LLC (the “Rights Agent”), to the Rights Agreement, dated as of February 25, 2010 (the “Rights Agreement”), between the Company and Rights Agent. Pursuant to the Rights Plan Amendment, the expiration date for the preferred stock purchase rights (the “Rights”) previously authorized and declared by the Company’s Board of Directors (the “Board”) in connection the Rights Agreement has been extended until the close of business on the earlier of (i) March 5, 2016 or (ii) March 5, 2014 if and only if the Company’s stockholders do not approve the Rights Plan Amendment prior to such date. In addition, the Rights Plan Amendment changes the purchase price for each one one-thousandth of one share of the Company’s Series A Junior Participating Preferred Stock pursuant to the exercise of a Right from $22.00 to $72.00, subject to adjustment. The Rights Plan Amendment also makes certain changes to the qualified offer provision of the Rights Agreement, which include (y) clarifying that a qualified offer may be subject to a condition based upon the occurrence of a material adverse effect and (z) shortening the timeframes pursuant to which (1) stockholders representing at least 10% of the Company’s common stock may request that the Board call a special meeting of stockholders to exempt the qualified offer from the Rights Agreement and (2) the Board must then call and hold such a special meeting. Other than as set forth above, no substantive changes were made to the Rights Agreement.

The Board has resolved that the Rights Plan Amendment be submitted to a vote of the Company’s stockholders at the Company’s 2013 annual meeting, with the outcome of such stockholder vote to have the effects specified in the Rights Agreement, as amended.

The foregoing description of the Rights Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the Rights Plan Amendment, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and each of which is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information included under Item 1.01 above is incorporated into this Item 3.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) Adoption of Compensatory Plan.

On March 5, 2013, the Compensation Committee of the Board (the “Compensation Committee”) approved the Company’s 2013 Incentive Compensation Plan (the “Plan”). The Plan provides performance bonus opportunities to the Company’s executive management, including certain eligible named executive officers (collectively, the “Participants”), based upon achievement of corporate and individual goals established by the Compensation Committee for the year ending December 31, 2013.

Pursuant to the Plan, the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer are eligible to receive a target cash performance bonus equal to 75%, 53% and 45%, respectively, of their base salaries for 2013 based upon the Company’s achievement of three corporate goals for the year ending December 31, 2013.

•

First, of that target cash bonus percentage attributable to the achievement of corporate goals, 34%, 26% and 23% for our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, respectively, is based on the Company’s achievement of a Cash Flow From Operations (“CFFO”) per outstanding share target for 2013. Achievement of 90% of the target level of CFFO per share will result in 90% of the portion of the award subject to such performance target being earned by the Participants. If this threshold level of CFFO per share performance is attained, but the target level is not attained, the earned portion of the award subject to CFFO per share performance will be prorated between 90% and 100% based upon the actual CFFO per share results reported in 2013.

•

Second, of that target cash bonus percentage attributable to the achievement of corporate goals, 28%, 18% and 15% for our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, respectively, is based on the Company’s achievement of an Adjusted EBITDAR target for 2013. Achievement of 90% of the target level of Adjusted EBITDAR will result in 90% of the portion of the award subject to such performance target being earned by the Participants. If this threshold level of Adjusted EBITDAR performance is attained, but the target level is not attained, the earned portion of the award subject to Adjusted EBITDAR performance will be prorated between 90% and 100% based upon the actual Adjusted EBITDAR results reported in 2013.

•

Third, of that target cash bonus percentage attributable to the achievement of corporate goals, 13%, 9% and 7% for our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, respectively, is based upon a target aggregate transaction value with respect to senior housing communities acquired by the Company during 2013. 33% of the portion of the award subject to the aggregate value of transactions performance target will be earned by the Participants upon the upon the Company’s acquisition of senior housing communities valued in the aggregate at 50% of the target amount, and 66% of the portion of the award subject to the aggregate value of transactions performance target will be earned by the Participants upon the upon the Company’s acquisition of senior housing communities valued in the aggregate at 75% of the target amount.

In addition, the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer are eligible to receive a target cash performance bonus equal to 25%, 17% and 15%, respectively, of their base salaries for 2013 based upon the achievement of certain objective individual goals for the year ending December 31, 2013, which are within such Participant’s sphere of influence.

Under the Plan, the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer are also eligible to receive additional cash performance bonuses of up to 50%, 35%, and 30%, respectively, of their base salaries for 2013 if the CFFO per outstanding share target for the year ending December 31, 2013 is exceeded by between 5% and 25%.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 5, 2013, the Board adopted and approved certain amendments (the “Bylaws Amendments”) to the Amended and Restated Bylaws of the Company (the “Bylaws”). The Board determined to amend and restate the Bylaws in their entirety (as amended and restated, the “Second Amended and Restated Bylaws”), effective as of such date. The Bylaws Amendments included in the Second Amended and Restated Bylaws provide that, with respect to an uncontested election of directors, a nominee for director will be elected to the Board by the holders of a majority of stock which was actually voted. An “uncontested election of directors” means any meeting of the Company’s stockholders at which the number of nominees to be voted upon at such meeting does not exceed the number of directors to be elected, and a vote of the “holders of a majority of stock which was actually voted” means that the number of shares voted “for” a nominee’s election must exceed the number of votes cast “withhold authority” for or “against” such nominee’s election (with abstentions and broker non-votes not counted as votes cast either “for” or “withhold authority” for or “against” such nominee’s election). In addition, the Bylaws Amendments included in the Second Amended and Restated Bylaws update and clarify the powers and responsibilities of the Company’s Chief Executive Officer, President and Chief Operating Officer, and Chief Financial Officer. The Bylaws Amendments included in the Second Amended and Restated Bylaws also update several provisions that are no longer applicable to the Company.

The foregoing description of the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Bylaws, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

In connection with the adoption of the Bylaws Amendments, on March 5, 2013 the Board amended the Company’s Corporate Governance Guidelines to provide that, for uncontested elections of directors, as a condition to nomination by the Board of an incumbent director, such nominee shall submit an irrevocable resignation to the Board. Any such nominee who receives a greater number of votes “withholding authority” for or “against” such nominee’s election than votes “for” such nominee’s election (with abstentions and broker non-votes not counted as votes cast either “for” or “withhold authority” for or “against” such nominee’s election), and who remains on the Board as a holdover director, will have his or her irrevocable resignation considered by the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”). The Nominating Committee will make a recommendation to the Board as to the treatment of any such nominee that did not receive the requisite majority vote, and thereafter, the Board will determine whether to accept the Nominating Committee’s recommendation. If such nominee’s resignation is accepted by the Board, then such director will immediately cease to be a member of the Board upon such acceptance.

The amended Corporate Governance Guidelines are available on the Company’s website at www.capitalsenior.com in the Investor Relations section under “Corporate Governance Documents.” Information contained on the Company’s website is not incorporated by reference into this Form 8-K and is not a part of this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of Capital Senior Living Corporation.

4.1	Rights Agreement, dated as of February 25, 2010, between Capital Senior Living Corporation and Mellon Investor Services LLC, now known as Computershare Shareowner Services LLC, including all exhibits thereto (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 26, 2010).

4.2	First Amendment to Rights Agreement, dated as of March 5, 2013, between Capital Senior Living Corporation and Computershare Shareowner Services LLC, formerly known as Mellon Investor Services LLC).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2013	Capital Senior Living Corporation

	By:	/s/ Ralph A. Beattie
	Name:	Ralph A. Beattie
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of Capital Senior Living Corporation.

4.1	Rights Agreement, dated as of February 25, 2010, between Capital Senior Living Corporation and Mellon Investor Services LLC, now known as Computershare Shareowner Services LLC, including all exhibits thereto (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 26, 2010).

4.2	First Amendment to Rights Agreement, dated as of March 5, 2013, between Capital Senior Living Corporation and Computershare Shareowner Services LLC, formerly known as Mellon Investor Services LLC).